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                                                                                              EXHIBIT 12


                                   THE BEAR STEARNS COMPANIES INC.
                   STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In thousands, except for ratio)


                                Fiscal         Fiscal         Fiscal         Fiscal         Fiscal
                                 Year           Year           Year           Year           Year
                                Ended          Ended          Ended          Ended          Ended
                               June 30,       June 30,       June 30,       June 30,       June 30
                                 1999           1998           1997           1996           1995
                              ----------------------------------------------------------------------
Earnings before
taxes on income               $1,064,108     $1,063,492     $1,013,690     $  834,926     $  388,082
                              ----------------------------------------------------------------------
Add: Fixed Charges
     Interest                  3,379,914      3,638,513      2,551,364      1,981,171      1,678,515
     Interest factor
     in rents                     31,363         30,130         26,516         25,672         24,594
                              ----------------------------------------------------------------------
    Total fixed charges        3,411,277      3,668,643      2,577,880      2,006,843      1,703,109
                              ----------------------------------------------------------------------
Earnings before fixed
     charges and taxes on
      income                   4,475,385      4,732,135      3,591,570      2,841,769      2,091,191
                              ======================================================================
Ratio of earnings
to fixed charges                     1.3            1.3            1.4            1.4            1.2
                              ======================================================================
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